Exhibit 15

April 27, 2005

Microsoft Corporation

One Microsoft Way

Redmond, Washington

We have made a review, in accordance with standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Microsoft Corporation and subsidiaries for the periods ended March 31, 2005 and 2004, as indicated in our report dated April 27, 2005; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, is incorporated by reference in Registration Statement Nos. 333-120511 (Microsoft Corporation 2001 Stock Plan, Microsoft Corporation 1999 Stock Plan For Non-Employee Directors, Microsoft Corporation 1991 Stock Option Plan, Microsoft Corporation Stock Option Plan for Consultants and Advisors and Microsoft Corporation Stock Option Plan for Non-Employee Directors), 333-109185 (Microsoft Caribbean 1165(e) Retirement Plan & Microsoft Puerto Rico, Inc. 1165(e) Savings Plan), 333-06298 (Microsoft Corporation 1991 Stock Option Plan), 333-16665 (Microsoft Corporation 1997 Employee Stock Purchase Plan), 333-118764 (Microsoft Corporation Savings Plus 401 (k) Plan), 333-91755 (Microsoft Corporation 1999 Stock Option Plan for Non-Employee Directors), 333-52852 (Microsoft Corporation 2001 Stock Plan), 333-102240 (Microsoft Corporation 2003 Employee Stock Purchase Plan), 33-36498 (Microsoft Corporation Stock Option Plan for Non-Employee Directors) and 33-45617 (Microsoft Corporation Stock Option Plan for Consultants and Advisors) of Microsoft Corporation on Forms S-8 and Registration Statement Nos. 333-43449, 333-110107 and 333-108843 of Microsoft Corporation on Forms S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Seattle, Washington